Global Pharm Holdings Group Appoints Mr. Yanliang Song as Vice President

Shenzhen, China, May 04, 2011 – Global Pharm Holdings Group, Inc. (GPHG.OB) (‘Global Pharm” or the “Company”), a Shenzhen-based, leading vertically integrated pharmaceutical company engaged in pharmaceutical-related products distribution business through its subsidiaries in Anhui, Jilin, and Shandong provinces, today announced that its Board of Directors appointed Mr. Yanliang Song as Vice President in charge of operations of Global Pharm for a term of three years, effective May 1, 2011, thereby increasing the number of Global Pharm executive officers from three to four.

Mr. Song has had over 15 years of experience in the pharmaceutical industry. He has served as the general manager at various companies in the pharmaceutical industry from 1999. In addition, from November 2005 to the present, Mr. Song has served as the chairman/general manager of Shandong Global Pharm Co., Ltd., formerly known as Shandong Yaoyuan Pharmaceutical Co., Ltd., which is currently one of our operating subsidiaries. Mr. Song obtained a Pharmaceutical Industrial MBA degree from Renmin University of China in 2008. He obtained a Bachelor degree in Business Administration from China Northern University of Technology in 2002, and obtained an Associate degree on Traditional Chinese Medicine from Shandong University of Traditional Chinese Medicine in 1995.

About Global Pharm Holdings
Global Pharm Holdings Group, Inc. operates as a pharmaceutical distribution business in the People's Republic of China. Through its three subsidiaries, Shandong Global Pharm Co., Ltd., Tonghua Tongdetang Pharmaceutical & Medicinal Material Co., Ltd., and Anhui Xuelingxian Pharmaceutical Co., Ltd., the Group focuses on pharmaceutical-related products distribution. In order to alleviate the impact on price inflation and maintain the supply stability of Traditional Chinese Medicine (TCM) raw materials, Global Pharm also engages in the cultivation and processing of TCM herbs, through two of its 97% owned subsidiaries: Shandong Sino-Green TCM Tech Development Co., Ltd and Anhui Sino-Green TCM Tech Development Co., Ltd. Currently, Global Pharm owns GSP-certified, modern logistics distribution centers totally occupying 237,600 square feet and manages over 13,000 inventory products; and its sales network covers Shandong, Jilin, and Liaoning provinces, as well as other developed provinces in China. Global Pharm intends to establish an integrated value chain in the pharmaceutical industry through strategic acquisitions within pharmaceutical production, distribution, and retail sectors. Global Pharm anticipates it will achieve a solid distribution capacity and grow to be a major rapid-growing and profitable pharmaceutical company. For further information, please visit the Company’s corporate website at http://www.globalpharmholdings.com.

Forward-looking Statements
Certain statements set forth in this press release contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors as they relate to our industry, our operations and results of operations, plans for future facilities, capital-expenditure plans, and any businesses that we may acquire. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results.

For Additional Information Contact
Global Pharm Holdings Group, Inc.
Ms. Susan Liu
Phone: +86-755-3693-9373 (Shenzhen, China)
Email: susanliu@globalpharmholdings.com

CCG Investor Relations, Inc.
Ms. Linda Salo, Account Manager
Phone: +1-646-922-0894 (New York, USA)
Email:linda.salo@ccgir.com